Exhibit 99.1 Page 1

Media Contacts:

David Hallisey, (949) 471-7703

david.hallisey@gateway.com

Investor Contact:

Marlys Johnson, (605) 232-2709

marlys.johnson@gateway.com

Additional Contact:

Joele Frank / Barrett Golden

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

GATEWAY NAMES TECHNOLOGY INDUSTRY VETERAN, DAVE RUSSELL, TO BOARD OF DIRECTORS; FINALIZES 2006 FOURTH QUARTER AND YEAR END RESULTS

Irvine, Calif., Feb. 26, 2007 – Gateway, Inc. (NYSE: GTW) today announced that Dave Russell, executive vice president and managing director of Avalon Energy, has joined Gateway’s Board of Directors. With Russell’s addition, Gateway has now expanded its Board to ten directors.

“We are pleased to add Dave’s expertise to Gateway’s Board,” said Rick Snyder, Chairman of Gateway’s Board of Directors. “An accomplished technology executive, his appointment gives the Board added experience in the critical areas of product development, supply-chain management and logistics.”

Russell, 43, is the executive vice president of Avalon Capital Group, Inc. and managing director of Avalon Energy. Avalon Energy is a division of Avalon Capital Group, Inc., a private company controlled by Ted Waitt, the co-founder and a significant stockholder of Gateway, Inc. From 1988 until he joined Avalon in 2005, Mr. Russell worked in a variety of capacities for Gateway, most notably as general manager of digital television products from June 2003 to June 2004;

Gateway Finalizes Q4 2006 Results and Names New Director	Page 2

senior vice president of partner management from January 2001 to May 2003; and vice president of supply management from 1999 to May 2000. Russell is also on the board of directors of privately held Amazing Mail.com, a web based direct marketing company located in Scottsdale AZ.

Russell was appointed to the Board as part of the previously announced agreement with an investor group led by Firebrand Partners, in which Gateway agreed to appoint an additional director, mutually acceptable to the Company and the investor group, to its Board by February 28, 2007. Russell will be nominated for election by stockholders in connection with the Company’s 2007 Annual Meeting of Stockholders.

The company also announced that it filed its Annual Report on Form 10-K for the year ended December 31, 2006. Gateway’s final net income was $9.6 million, or 3 cents per diluted share, rather than a net income of $6.9 million, or 2 cents per diluted share, as reported in its preliminary earnings release on February 8, 2007. The increase in net income reflects the final disposition of certain tax matters arising from Gateway’s European operations prior to 2002.

Gateway Finalizes Q4 2006 Results and Names New Director	Page 3

About Gateway

Since its founding in 1985, Irvine, Calif.-based Gateway (NYSE: GTW) has been a technology pioneer, offering award-winning PCs and related products to consumers, businesses, government agencies and schools. Gateway is the third largest PC company in the U.S. and among the top ten worldwide. The company’s value-based eMachines brand is sold exclusively by leading retailers worldwide, while the premium Gateway line is available at major retailers, over the web and phone, and through its direct and indirect sales force. See http://www.gateway.com for more information.

Special note

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove incorrect, could cause Gateway’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be forward- looking statements, including any projections or preliminary estimates of earnings, revenues, or other financial items; any statements of plans, strategies and objectives of management for future operations; the extent of seasonal changes in demand; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks that contribute to the uncertain nature of these statements include, among others, risks related to shifting our distribution model to third-party retail; competitive factors and pricing pressures, including the impact of aggressive pricing cuts by larger competitors; general conditions in the personal computing industry, including changes in overall demand and average selling prices, shifts from desktops to mobile computing products and information appliances and the impact of new microprocessors and operating software; the ability to simplify the Company’s business, change its distribution model and restructure its operations and cost structure; component supply shortages; short product cycles; the ability to access new technology; infrastructure requirements; risks of international business; foreign currency fluctuations; risks relating to new or acquired businesses, joint ventures and strategic alliances; risks related to financing customer orders; changes in accounting rules; the impact of litigation and government regulation generally; inventory risks due to shifts in market demand; the impact of employee reductions and management changes and additions; and general economic conditions, and other risks described from time to time in Gateway’s Securities and Exchange Commission periodic reports and filings. Gateway assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

###